ASSIGNMENT OF LEASES AND RENTS


           THIS ASSIGNMENT OF LEASES AND RENTS (this "Assignment"), dated as of the 2nd day of May 1996, given by GNOC, CORP. (successor by merger to GNAC, Corp.), a New Jersey corporation ("Assignor"), having an office at Boston and Pacific Avenues, P.O. Box 1737, Atlantic City, New Jersey 08404 to FIRST UNION NATIONAL BANK (formerly known as First Fidelity Bank, National Association), a national banking association ("First Union"), having an office at 550 Broad Street, Newark, New Jersey 07102 and MIDLANTIC BANK, NATIONAL ASSOCIATION (formerly known as Midlantic National
 Bank), a national banking association ("Midlantic"), having an address at 2 Tower Center, East Brunswick, New Jersey 08816 (First Union and Midlantic are together referred to as the "Assignee").

                           W I T N E S S E T H :

           Whereas, Assignor is the owner of certain real property situated in Atlantic City, New Jersey, more particularly described on Exhibit A-1 annexed hereto and made a part hereof (the "Land"); and

           Whereas, Assignor holds a leasehold interest under that certain Amended and Restated Ground Lease (the "Ground Lease") of even date herewith between Bally's Park Place, Inc., as lessor, and Assignor, as lessee, covering the land described in Exhibit A-2 annexed hereto and made a part hereof (the "Leasehold Estate"); and

           Whereas, Assignor is the owner of the buildings and other improvements now or hereafter erected on the Land and/or the Leasehold Estate (such buildings and other improvements being hereinafter collectively referred to as the "Buildings", the Land, the Leasehold Estate and the Buildings being hereinafter collectively referred to as the "Property"); and

           Whereas, Assignor, GNAC, Corp. and GNF, Corp. as guarantors and Assignee entered into a loan agreement dated April 16, 1993 in which Assignee extended credit to the Borrower on a revolving basis in an amount up to $20,000,000 which loan agreement was amended by the first amendment to loan agreement dated as of December 31, 1993 (the "First Agreement"); and

           Whereas,     Assignor, GNAC, Corp. as guarantor, and Assignee
 entered into an amended and restated loan agreement dated as of September 30, 1994, (the "Existing Agreement") among other things, releasing GNF, Corp. as guarantor and extending the maturity of the obligations under the First Agreement; and

           Whereas, Assignor has requested and Assignee has agreed to further modify the Existing Agreement pursuant to that certain Second Amended and Restated Loan Agreement (the "Loan Agreement") dated as of May 2, 1996 by and between Assignor and Assignee; and

           Whereas, to further secure the obligations of the Assignor under the Loan Agreement and the Revolving Credit Notes (as defined in the Loan Agreement), Assignor has executed and delivered to the Assignee a Mortgage and Security Agreement with Assignment of Rents dated as of May 2, 1996, covering the Property (the "Mortgage"); and

           Whereas, Assignee is unwilling to enter into the Loan Agreement unless Assignor makes, executes and delivers this Assignment.

           Now, Therefore, in consideration of the premises and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged, and to better secure the payment to Assignee of (i) all monies that may be due and payable under the Loan Agreement, the Revolving Credit Notes, and the Mortgage, and (ii) all monies which may be advanced by Assignee on behalf of Assignor under the terms of the Loan Agreement and the Mortgage, Assignor and hereby agrees as follows:

          1. Assignor hereby grants, transfers, bargains, sells, assigns, conveys, and set over unto Assignee, its successors and assigns, from and after the date hereof (including any period allowed by law for redemption after any sale), all right, title and interest of the Assignor in and to (i) all leases, subleases, licenses and other occupancy agreements which now or hereafter affect the Property or any part or parts thereof and all guarantees, modifications, renewals and extensions thereof (collectively, the "Leases"), and (ii) all documents and instruments made or hereafter made in respect of the Leases, together with all of the rents and issues and profits, due and to become due or to which Assignor is now or may hereafter become entitled, arising out of the Leases and any of the Property covered by the Leases (the "Leased Property"), excluding, however, any sums paid as "key money" in connection with the execution or renewal of Leases or any sums paid in connection with the execution or renewal of a Lease as advance rental ("Advance Rental") to the extent the same has been paid prior to the occurrence of an Event of Default (as defined in the Mortgage) (collectively, the "Rents"). This is a present and absolute assignment and transfer of title and not merely additional security.

          2. Assignor further gives and grants unto Assignee the power and authority, but not the obligation, to:

                    (i) enter upon and take possession of the Leased Property and manage the same, subject to the rights of any and all parties in possession thereof;

                    (ii) enforce, modify, cancel or accept a surrender of any or all of the Leases;

                    (iii) (A) subject to and in accordance with the terms of the Leases, demand collect, sue for, attach, levy, recover, receive, compromise, and (B) adjust and make, execute, and deliver receipts and releases for, Rents which may be or may hereafter become due, owing or payable from any present or future lessees, sublessees, licensees or other occupants of the Leased Property or any part thereof (the "Lessees");

                    (iv) receive, endorse and deposit for collection in the name of Assignor or Assignee any checks, promissory notes or other evidences or indebtedness, whether made payable to Assignor or Assignee, which are given in payment or on account of Rent for the Leased Property or any part or parts thereof, or by way of compromise or settlement of any indebtedness for such Rents;

                    (v)  give acquittances for Rents received;

                    (vi) institute, prosecute, settle or compromise any summary or other proceedings for the recovery of Rents or for removing any and all of the Lessees upon their default under their respective Leases;

                    (vii)  subject to and in accordance with the
      Leases, institute, prosecute, intervene in, settle or compromise any proceedings for the protection of the Leased Property, for the recovery of any damage done to the Leased Property or for the abatement of any nuisance, including Hazardous Waste (as defined in the Mortgage), thereon or thereabouts;

                    (viii) defend, settle or compromise any legal proceedings brought, or claims made against, Assignee or its agents, employees or servants which may affect the Leased Property, and, at the option of Assignee, defend, settle or compromise any claims made or legal proceedings brought against Assignor which may affect the Leased Property or any part thereof;

                    (ix) lease or rent the Leased Property or any part thereof for such time and at such rentals as Assignee, in its reasonable discretion, may deem advisable;

                    (x) make any changes or improvements, structural or otherwise, on, in or to the Leased Property or any part thereof which Assignee may deem reasonable, necessary or expedient for the leasing, renting or preservation thereof;

                    (xi) keep and maintain the Leased Property in tenantable and rentable condition and in a good state of repair;

                    (xii) purchase such equipment and supplies as may be reasonably necessary or desirable in the opinion of Assignee for use in connection with the operation of the Leased Property;

                    (xiii) pay, from and out of the Rents collected by Assignee hereunder, or from or out of any other funds, all taxes, assessments water charges, sewer rents and other governmental charges levied, assessed or imposed against the Leased Property or any part thereof, and any and all other charges, costs and expenses which Assignee may deem necessary or advisable to pay in connection with the management and operation of the Leased Property (including, without limitation, brokers' fees and any accrued and unpaid interest, principal and other payments due on any and all loans secured by mortgages or deeds of trust on the Property), it being understood that the excess Rents, if any, remaining after all such payments shall have been made shall be the property of and paid to Assignor, provided there exists no Event of Default;

                    (xiv) contract for the purchase such insurance as Assignee may deem advisable or necessary for the protection of Assignee and the Leased Property and as required to be maintained under the Mortgage, including, without limitation, fire, general liability, boiler, plate glass, rent, demolition and workers' compensation insurance;

                    (xv) execute and comply with all laws, rules, orders, ordinances and requirements of the United States, the state in which the Leased Property is located and any political subdivision thereof, and any agency, department, bureau, board, commission or instrumentality of any of them (collectively, "Governmental Authorities"), and remove any and all violations which may be filed against the Leased Property;

                    (xvi) enforce, enjoin or restrain the violation of any of the terms, provisions and conditions of the Leases; and

                    (xvii) do or perform such other acts as may be reasonably necessary to increase the Rents or to diminish the expense of operating the Leased Property, whether herein expressly authorized or not, and in all respects act in the place and stead of Assignor and have all of the powers as owner as possessed by Assignor for the purposes aforesaid.

           All of the foregoing powers and rights may be executed by Assignee or by its agents, servants or attorneys, in the name of Assignee or in the name of Assignor, and in such manner as Assignee, its agents, servants, or attorneys consider to be necessary, desirable, expedient, or appropriate; provided, however, that under no circumstances shall Assignee be under any obligation to exercise any of the foregoing powers or rights and Assignee shall not, except in the case of negligence and/or wilful misconduct of Assignee, be liable to Assignor or any other party for failure to exercise such powers and rights.

          3. Assignee shall have the unqualified right, subject to the provisions of applicable law, to receive, use and apply the Rents collected and received by it under this Agreement (a) for the payment of any and all costs and expenses incurred in connection with (i) enforcing the terms of this Assignment, (ii) upholding and defending the rights of Assignee hereunder, and (iii) collecting Rents due under the Leases; and (b) for the operation and maintenance of the Leased Property and the payment of all costs and expenses in connection therewith, including, without limitation, the payment of (i) accrued and unpaid interest and principal due on any and all loans secured by mortgages or deeds of trust on the Leased Property,
 (ii) taxes, assessments, water charges and sewer rents and other governmental charges levied, assessed or imposed against the Property or any part thereof, which may then be due and payable, (iii) insurance premiums, (iv) costs and expenses in prosecuting or defending any litigation referred to herein, and (v) wages and salaries of employees, commissions of agents and attorney's fees. After the payment of all such costs and expenses and after Assignee shall have set up such reserves necessary for the proper management of the Leased Property, Assignee, subject to the provisions of Paragraph 2 (xiii) hereof, shall apply all remaining Rents and collected and received by it to the reduction of the indebtedness secured by the Mortgage.

          4.  Assignor hereby irrevocably constitutes and appoints
 Assignee its true and lawful attorney, to undertake and execute any or all of the powers described herein with the same force and effect as if undertaken or executed by Assignor, and Assignor, hereby ratifies and confirms any and all things done or omitted to be done, other than those things done or omitted to be done with negligence or wilful misconduct, by Assignee, its agents, servants, employees or attorneys in, to or about the Property. The appointment contained herein shall be effective only upon the termination by Assignee of the license granted to Assignor pursuant to
 Article 13 hereof.

          5. Assignee shall not in any way be liable to Assignor for any act done or anything omitted to be done by it in good faith in connection with the management of the Property, except for the consequences of its own gross negligence or wilful misconduct, nor shall Assignee be liable for any act or omission of its agents, servants, employees or attorneys, provided that due care is used by Assignee in the selection of such agents, servants, employees and attorneys. Assignee shall be accountable to Assignor only for monies actually received by it pursuant to this Assignment.

          6.  Assignor hereby covenants and agrees:

                    (i) to perform faithfully every obligation which Assignor is required to perform under the Leases within the applicable grace periods, if any set forth therein;

                    (ii) to exercise its reasonable business judgment in determining whether to enforce, or to secure the performance of, any material obligation to be performed by any Lessee under any Lease requiring a "minimum" or "base" rent of $100,000 or more per annum (a "Major Lease");

                    (iii)  except in connection with the initial
      execution or renewal of a Lease, not to collect any Rent under the Leases for more than thirty (30) days in advance of the time when the same shall be become due, or anticipate the rents thereunder, except for security deposits, "key money" and Advance Rental;

                    (iv) subject to the right of Assignor to contest and to not comply with a Legal Requirement (as defined in and as provided in the Mortgage), to comply with, in all material respects, all present and future laws, rules, orders, ordinances, restrictions and requirements of all Governmental Authorities;

                    (v) to deliver to Assignee, upon request, copies of all existing Leases and all Leases entered into after the date hereof;

                    (vi) to appear in and defend, at Assignor's sole cost and expense, any action or proceeding arising under, growing out of, or in any manner connected with, the Leases or the obligations, duties or liabilities of the lessor, Lessees or guarantors thereunder; and

                    (vii) to comply with all of the provisions of the Loan Agreement, the Revolving Credit Notes, the Mortgage, and any other Loan Documents (as such term is defined in the Mortgage).

          7.  Assignor hereby represents and warrants the following to
 Assignee:

                    (i) to the best of the Assignor's knowledge, the Major Leases which now affect the Leased Property are valid, subsisting and in full force and effect, and have been duly executed and unconditionally delivered by Assignor and, to the best of Assignor's knowledge, have been duly executed and unconditionally delivered by the lessees under such Leases;

                    (ii) Assignor has not executed or granted any modifications or amendments of the Major Leases;

                    (iii) to the best of Assignor's knowledge, there are no material defaults now existing under any of the Major Leases and no event has occurred which, with the delivery of notice or the passage of time or both, would constitute a material default or which could entitle the Assignor under the Major Leases or the Lessees of the Major Leases to cancel the same or otherwise avoid their obligations thereunder;

                    (iv) Assignor has not collected Rent under the Major Leases for more than thirty (30) days in advance of the time the same shall become due except for security deposits, "key money", Advance Rental and such other sum payable in connection with the execution or renewal of any Major Lease; and

                    (v)  Assignor has not executed, and will not
      execute, an assignment of any of the Leases or of its right, title and interest therein or the Rents to accrue thereunder, except as provided in the Mortgage.

          8. It is understood and agreed that nothing contained in this Agreement shall prejudice or be construed to prejudice the right of Assignee under any of the other Loan Documents, without notice, to institute, prosecute and compromise any action which it would deem advisable to protect its interest in the Property, including any sale by the Assignee, as trustee, pursuant to the power of sale contained in the Mortgage or otherwise, and in such sale or action, to move for the appointment of a receiver of the Rents, or prejudice any rights which Assignee shall have by virtue of any default under the Loan Agreement, the Revolving Credit Notes, or the Mortgage. Assignee, however, hereby agrees that it will use reasonable efforts to promptly give notice (the "Informational Notice") to Assignor and Assignor, provided that failure to give such notice or any defects in the manner in which such notice is given shall not preclude Assignee from exercising any of its rights hereunder. This Assignment shall survive, however, the commencement of any such action or sale.

          9. Assignor agrees to indemnify and hold Assignee harmless from and against any all liability, loss, damage, cost and expense, including reasonable attorneys' fees and disbursements, other than those which arise as a result of the gross negligence or wilful misconduct of Assignee, which Assignee may or shall incur under any of the Leases, or by reason of this Assignment, or by reason of any action taken by Assignee hereunder, and from and against any and all claims and demands whatsoever, other than those arising from the gross negligence or wilful misconduct of Assignee, which may be asserted against Assignee by reason of any alleged obligation or undertaking on its part to perform or discharge any of the terms, covenants and conditions contained in any of the Leases. Should Assignee incur any such liability, loss, damage, cost or expense, the amount thereof, together with interest thereon at the rate of interest then payable under the Loan Agreement, including, in calculating such rate of interest, any additional interest which may be imposed under the Loan Agreement by reason of any default thereunder (such rate of interest being hereinafter referred to as the "Interest Rate"), from the date such amount was suffered or incurred by each Assignee until the same is paid by Assignor or Assignor to Assignee, shall be jointly and severally payable by each Assignor to Assignee immediately upon demand, or, at the option of Assignee, Assignee may reimburse itself therefor out of any Rents collected by Assignee. Nothing contained herein shall operate or be construed to obligate Assignee to perform any of the terms, covenants or conditions contained in the Leases or otherwise to impose any obligation upon Assignee with respect to any of the Leases.

          10. Upon request of Assignee, Assignor shall execute and deliver to Assignee such further instruments as Assignee may deem reasonably necessary to effect this Assignment and the covenants of Assignor contained herein. Assignor, at its sole cost and expense, shall cause such further instruments to be recorded in such manner and in such places as may be required by Assignee. Notwithstanding the foregoing, Assignee shall have no obligation to request any matters referred to herein and shall request such matters in Assignee's sole discretion.

          11. Assignor shall, upon thirty (30) days' notice thereof, pay all required recording and filing fees in connection with this Assignment and any agreements, instruments and documents made pursuant to the terms hereof or ancillary hereto, as well as any and all taxes which may be due and payable on the recording of this Assignment and any taxes hereafter imposed on this Assignment. Should Assignor fail to pay the same within said thirty (30) day notice period, all such recording and filing fees and taxes may be paid by Assignee on behalf of Assignor and the amount thereof, together with interest at the Interest Rate, shall be payable by Assignor to Assignee immediately upon demand, or, at the option of Assignee, Assignee may reimburse itself therefor out of the Rents collected by Assignee.
          12. Failure of Assignee to avail itself of any of the terms, covenants and conditions of this Assignment shall not be construed or deemed to be a waiver of any of its rights hereunder. The rights and remedies of Assignee under this Assignment are cumulative and are not in lieu of but are in addition to, and shall not be affected by the exercise of, any other rights and remedies which Assignee shall have under or by virtue of law or equity, the Loan Agreement, the Revolving Credit Notes, the Mortgage or the Loan Documents (collectively, the "Other Rights"). The rights and remedies of Assignee hereunder may be exercised concurrently with any of the Other Rights.

          13. Assignee hereby gives Assignor a license to collect all the Rents, to retain, use and enjoy the same and to do all acts and perform such obligations as Assignor is required to perform under the Leases, including, without limitation, all items listed in Paragraph 2 hereof. Assignor agrees to collect and receive said Rents and to use said Rents in payment of principal and interest becoming due under the Indenture and the Loan Agreement. Subject to the provisions of Paragraph 2(xiii) hereof, the balance of Rents, if any, remaining after all such payments shall have been made shall belong to and be the property of Assignor. Such license hereby granted to Assignor to collect and receive said Rents and to retain, use and enjoy the same and to do all acts and perform such obligations as Assignor is required to perform under the Leases shall be revoked automatically upon the occurrence of any Event of Default (as such term is defined under the Mortgage) without any required action by Assignee. This Assignment shall continue in full force and effect until (a) all sums due and payable under the Loan Agreement, the Revolving Credit Notes and the Mortgage shall have been fully paid and satisfied, together with any and all other sums which may become due and owing under this Assignment, and
 (b) all other obligations of Assignor under the Loan Agreement, the Revolving Credit Notes, the Mortgage, this Assignment and the Loan Documents are satisfied and the Commitments have been permanently terminated. Upon termination of this Assignment as hereinbefore provided, this Assignment and the authority and powers herein granted by Assignor to Assignee shall cease and terminate, and, in that event, Assignee shall (i) execute and deliver to Assignor such instrument or instruments effective to evidence the termination of this Assignment and reassignment to Assignor of the rights, powers and authorities granted herein, and (ii) deliver to Assignor all monies held by Assignee for the benefit of Assignor. Assignor agrees that upon termination of this Assignment it shall assume payment of all reasonable unmatured or unpaid charges, expenses or obligations (including reasonable attorney's fees) incurred or undertaken by Assignee in connection with the management of the Property.

          14. All of the representations, warranties, covenants, agreements and provisions in this Assignment by or for the benefit of Assignee shall bind and inure to the benefit of its successors and assigns.

          15. Nothing in this Assignment shall be construed to give to any person other than Assignee and its successors and assigns any legal or equitable right, remedy or claim under this Assignment and this Assignment shall be held to be for the sole and exclusive benefit of Assignee and its successors and assigns.

          16. If there shall be any conflict between the terms, covenants, conditions and provisions set forth herein and the terms, covenants, conditions and provisions set forth in the Loan Agreement, then, unless this Assignment specifically provides otherwise by specific reference to the Loan Agreement, the terms, covenants, conditions and provisions of the Loan Agreement shall prevail.

          17. All notices, demands or requests made pursuant to this Assignment must be in writing and personally delivered or mailed to the party to which the notice, demand or request is being given by certified or registered mail, return receipt requested, as follows, and shall be deemed given on the date of actual receipt or the date on which the same shall be returned to the sender by the Post Office as unclaimed, or upon personal delivery with receipt acknowledged:

 if to Assignee:      First Union National Bank
                      550  Broad Street
                        Newark, New Jersey 07101
                     Attn: Robert K. Strunk

 With a copy to:     McCarter & English
                     100 Mulberry Street
                     Newark, New Jersey 07102
                     Attn: Curtis A. Johnson, Esq.

                     and

                      Midlantic Bank, National Association
                     2 Tower Center
                     East Brunswick, New Jersey 08816
                     Attn:

 if to Assignor:     GNOC Corp.
                       Boston & Pacific Avenues
                       P.O. Box 1737
                       Atlantic City, New Jersey  08041
                        Attn:  President

 With a copy to:     Benesch, Friedlander, Coplan & Aronoff P.L.L.
                     2300 BP America Building
                     200 Public Square
                     Cleveland, Ohio 44114
                     Attn: Chairman, Real Estate Department

 or at such different address as Assignor or Assignee shall hereafter specify by written notice as provided herein.

          18. This Assignment may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

          19. Assignee acknowledges and agrees that it will not assign this Assignment separate and apart from a sale or assignment of the Revolving Credit Notes and the Mortgage.

          20. No director, officer, employee, stockholder or incorporator, as such, past, present or future, of Assignor or any successor corporation, shall have any liability for any obligations of Assignor under this Assignment or for any claim based on, in respect of or by reason of such obligations or their creation. Assignee, by accepting this Assignment, waives and releases all such liability.

          21. This Assignment shall be construed, interpreted, enforced and governed by and in accordance with the laws of the State of New Jersey. Whenever possible, each provision of this Assignment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Assignment shall be prohibited by, or invalid under, applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remaining provisions of this Assignment.

          22. Each provision of this Assignment of Leases and Rents is subject to the provisions of the New Jersey Casino Control Act and regulations promulgated thereunder.

          IN WITNESS WHEREOF, the Assignor has executed this Assignment as of the day and year first above written.

                                    GNOC, CORP.,
                                    a New Jersey corporation

                                    By:______________________
                                    Name:  Donna M. Graham
                                    Title: Chief Financial
                        Officer, Treasurer

STATE OF NEW JERSEY )
                     )   ss.:
 COUNTY OF ESSEX     )


           On the 2nd day of May, 1996, before me personally came Donna M. Graham, to me known, who, being by me duly sworn, did depose and say that she is the Chief Financial Officer and Treasurer of GNOC, Corp., the corporation described in and which executed the foregoing instrument, that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation; and that she signed her name thereto by like order.

                                 ______________________________
                                 Notary Public

                          Exhibit A-1

                              Land

                          Exhibit A-2

                        Leasehold Estate